Exhibit 10.1

SIXTH AMENDMENT
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Sixth Amendment to Amended and Restated Loan and Security Agreement is entered into as of May 6, 2024 (the “Amendment”), by and between EAST WEST BANK (“Bank”) and IDENTIV, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of February 8, 2021 and as amended from time to time, including pursuant to that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of April 30, 2021, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of April 14, 2022, that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of December 31, 2022, that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of February 7, 2023 and that certain Fifth Amendment to Amended and Restated Loan and Security Agreement dated as of March 4, 2024 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms set forth herein.

NOW, THEREFORE, the parties agree as follows:

1.
Borrower acknowledges that there are existing and uncured Events of Default arising from (i) Borrower's failure to comply with the minimum EBITDA covenant set forth in Section 6.9(b) of the Agreement for the period ended March 31, 2024 and (ii) Borrower's failure to deliver annual financial projections approved by Parent’s board of directors as required under Section 6.3(d) of the Agreement (collectively, the “Covenant Defaults”). Subject to the conditions contained herein and performance by Borrower of all of the terms of the Agreement after the date hereof, Bank waives the Covenant Defaults. Bank does not waive Borrower's obligations under such sections after the date hereof, and Bank does not waive any other failure by Borrower to perform its obligations under the Loan Documents.
2.
Notwithstanding any prohibition set forth in Section 7.2 or Section 7.3 of the Agreement, and subject to Borrower’s compliance with the terms and conditions set forth herein, Bank consents to Borrower’s sale of certain assets to Hawk Acquisition, Inc. for a purchase price of $145,000,000 (the “Asset Sale”) pursuant to that certain Stock and Asset Purchase Agreement dated as of April 2, 2024 (the “Sale Agreement”), and the contemplated change in Borrower’s chief execute officer in connection with such Asset Sale. Effective as of the Closing (as defined in the Purchase Agreement), Bank hereby releases the assets subject to the Asset Sale from Bank's security interest; and Borrower acknowledges that Bank retains its security interest in the proceeds from the sale of such assets and such proceeds constitute Collateral under the Loan Agreement. Within one Business Day following the Closing, Borrower shall execute and deliver to Bank a corporate resolutions and incumbency certificate in form and substance satisfactory to Bank certifying the persons who are Responsible Officers of Borrower following the Closing.
3.
Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.
4.
Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing, after giving effect to this Amendment.
5.
This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is executed and delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file or electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” or electronic signature page were an original hereof. Notwithstanding the foregoing, Borrower shall deliver all original signed documents requested by Bank within five (5) Business Days following Bank’s request.
6.
As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
(a)
this Amendment, duly executed by Borrower;
(b)
payment of a waiver fee in the amount of $30,000 plus all Bank Expenses incurred through the date of this Amendment; and
(c)
such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

IDENTIV, INC. By: /s/ Justin Scarpulla Name: Justin Scarpulla Title: CFO

EAST WEST BANK By: /s/ Kelvin Chan Name: Kelvin Chan Title: Managing Director